EX: 99.1

CONTACT:

Cambridge Bancorp

Michael F. Carotenuto

Chief Financial Officer

617-520-5520

FOR IMMEDIATE RELEASE

Cambridge Bancorp Announces Earnings for 2017, Declares Increased Dividend, and Reports the Impact of the Tax Cuts and Jobs Act of 2017

•	One-time non-cash tax charge in Q4 2017 of $3.9 million
•	Full year 2017 GAAP net income of $14.8 million, Q4 2017 GAAP net income of $964,000
•	Excluding tax charge, full year 2017 net income of $18.7 million, or 10.6% increase over 2016
•	Excluding tax charge, Q4 2017 net income of $4.8 million, or 9.3% increase over 2016

CAMBRIDGE, MA. (January 25, 2018) - Cambridge Bancorp (NASDAQ: CATC) (the “Company”), the parent of Cambridge Trust Company, today announced unaudited net income of $14,816,000 for the year ended December 31, 2017, a decrease of $2,080,000, or 12.3%, compared to net income of $16,896,000 for the year ended December 31, 2016. Diluted earnings per share were $3.61 for 2017, representing a 13.0% decrease over diluted earnings per share of $4.15 for 2016.

For the three months ended December 31, 2017, unaudited net income was $964,000, representing a decrease of $3,459,000, or 78.2%, compared to net income of $4,423,000 for the three months ended December 31, 2016. Diluted earnings per share were $0.23 for the fourth quarter of 2017, representing a 78.7% decrease over diluted earnings per share of $1.08 for the fourth quarter of 2016.

Impact of Tax Cuts and Jobs Act of 2017

As reported by many financial institutions, earnings in 2017 were impacted by the Tax Cuts and Jobs Act of 2017. Effective in 2018, the change in tax law reduced the Company’s federal tax rate from 35% to 21%.  The change in tax law requires a one-time non-cash write-down of our net deferred tax assets of $3,869,000 as these deferred tax assets were required to be re-measured using the new lower tax rate in 2017. Removing the impact of the charge for the change in tax law, unaudited net income would have been $18,685,000, an increase of $1,789,000, or 10.6%, as compared to $16,896,000 for the year ended December 31, 2016. Removing the impact of the charge for the change in tax law, diluted earnings per share would have been $4.55 for 2017, representing a 9.6% increase over diluted earnings per share of $4.15 for 2016.

Earnings for the three months ended December 31, 2017 were also impacted by the Tax Cuts and Jobs Act of 2017. As discussed above, the change in tax law requires a one-time non-cash write-down of our net deferred tax assets of $3,869,000 as these deferred tax assets were required to be re-measured using the new lower tax rate in 2017. Removing the impact of the charge for the change in tax law, unaudited net income would have been $4,833,000, an increase of $410,000, or 9.3%, as compared to $4,423,000 for the three months ended December 31, 2016. Removing the impact of the charge for the change in tax law, diluted earnings per share would have been $1.17 for the fourth quarter of 2017, representing an 8.3% increase over diluted earnings per share of $1.08 for 2016.

Year to date 2017 highlights as compared to year to date 2016:

•	Wealth Management Assets under Management and Administration now at $3.1 billion, an increase of 14.7%
•	Revenue of $87.8 million, an increase of 6.7%
•	Loan growth of $30.7 million, or 2.3%
•	Core deposit growth of $100.7 million, or 6.6%

“We ended 2017 with continued strong earnings during the fourth quarter, excluding the impact of the change in corporate tax rates” noted Denis K. Sheahan, CEO. “Our strategic focus of delivering private banking services to clients continues to position us favorably in the Greater Boston market, and we have begun investing in greater business development efforts for future growth. Additionally, we are pleased to report that the Company ended the year with Wealth Management Assets under Management and Administration of $3.1 billion.”

Balance Sheet

Total assets increased $100.9 million, or 5.5%, from December 31, 2016 and stood at $1.9 billion as of December 31, 2017.

Total loans increased $30.7 million, or 2.3%, from December 31, 2016 and stood at $1.4 billion as of December 31, 2017. The growth in total loans was primarily due to the increase in commercial real estate loans of $17.5 million, from $616.1 million at December 31, 2016 to $633.6 million at December 31, 2017 and the increase in commercial and industrial loans of $5.6 million, from $59.7 million at December 31, 2016 to $65.3  million at December 31, 2017. Loan growth in 2017 was significantly hampered by payoffs as a result of the vibrant real estate market in the Greater Boston area.

The Company’s total investment securities portfolio increased by $29.1 million, or 7.1%, from $408.1 million at December 31, 2016 to $437.2 million at December 31, 2017.

Core deposits, which we define as all deposits other than certificates of deposit, increased by $100.7 million, or   6.6%, from December 31, 2016. The cost of total deposits for the year ended December 31, 2017 was 0.19%, as compared to 0.20% for the year ended December 31, 2016. Total deposits at December 31, 2017 were $1.8 billion, as compared to $1.7 billion at December 31, 2016.

Net Interest and Dividend Income

For the quarter ended December 31, 2017, net interest and dividend income after provision for loan losses increased by $666,000, or 4.7%, to $14.8 million, as compared to $14.1 million for the quarter ended December 31, 2016. Interest on loans increased $698,000, or 5.5%, which was driven by the impact of loan growth and higher yields. The Company’s net interest margin, on a fully tax equivalent basis, increased two basis points to 3.26% for the three months ended December 31, 2017, as compared to 3.24% for the three months ended December 31, 2016.

For the year ended December 31, 2017, net interest and dividend income after provision for loan losses increased by $3.7 million, or 6.9%, to $57.2 million, as compared to $53.5 million for the year ended December 31, 2016. Interest on loans increased by $3.0 million, or 6.1%, primarily driven by the impact of loan growth. The Company’s net interest margin, on a fully tax equivalent basis, increased four basis points to 3.25% for the year ended December 31, 2017, as compared to 3.21% for the year ended December 31, 2016.

Noninterest Income

Total noninterest income increased by $297,000, or 4.1%, to $7.6 million for the quarter ended December 31, 2017, as compared to $7.3 million for the quarter ended December 31, 2016, primarily as a result of higher Wealth Management revenue. Noninterest income was 33.9% of total revenue for the quarter ended December 31, 2017. Wealth Management revenue increased by $589,000, or 11.0%, for the fourth quarter of 2017, as compared to the fourth quarter of 2016 due to a combination of market appreciation and net new business. Wealth Management Assets under Management increased by $398.6 million, or 15.5%, to $3.0 billion as of December 31, 2017, as compared to $2.6 billion as of December 31, 2016.

Noninterest income increases were partially offset by lower gains on loans held for sale of $294,000 for the quarter ended December 31, 2017, as compared to the quarter ended December 31, 2016.

Total noninterest income increased by $1.6 million, or 5.5%, to $30.2 million for the year ended December 31, 2017, as compared to $28.7 million for the year ended December 31, 2016, primarily as a result of higher Wealth Management revenue. Noninterest income was 34.4% of total revenue for the year ended December 31, 2017. Wealth Management revenue increased by $2.6 million, or 12.9%, for the year ended 2017, as compared to the year ended 2016 due to a combination of market appreciation and net new business.

Noninterest income increases were partially offset by lower gains on loans held for sale of $561,000 and lower loan related derivative income of $543,000 for the year ended December 31, 2017, as compared to the year ended December 31, 2016.

Noninterest Expense

Total noninterest expense increased by $417,000, or 2.9%, to $15.0 million for the quarter ended December 31, 2017, as compared to $14.6 million for the quarter ended December 31, 2016, primarily driven by higher salaries and benefits expense, marketing expense, and professional services. The increase in salaries and benefits of $398,000 was the result of the combination of increased staffing to support business initiatives and higher employee benefit costs. The Company announced a hard freeze of its defined benefit pension plan as of December 31, 2017. The increase of $204,000 in marketing expense is largely due to the timing of a strategic advertising campaign during the fourth quarter of 2017. The increase of $187,000 in professional services is primarily due to recruiting fees.

Noninterest expense increases were partially offset by decreases in data processing costs of $154,000 and lower occupancy and equipment expense of $124,000 for the quarter ended December 31, 2017, as compared to December 31, 2016.

Total noninterest expense increased by $2.5 million, or 4.5%, to $59.3 million for the year ended December 31, 2017, as compared to $56.8 million for the year ended December 31, 2016, primarily driven by higher salaries and benefits expense and professional services. The increase in salaries and benefits expense of $2.2 million is primarily due to annual merit increases, increased staffing to support business initiatives, and higher employee benefit costs. The increase in professional services of $980,000 is a result of increased recruitment fees, legal costs, audits and exams, compensation consulting, marketing consulting, training and development, and costs associated with the registration of our securities with the U.S. Securities and Exchange Commission.

Noninterest expense increases were partially offset by decreases in occupancy and equipment expense of $217,000 and lower FDIC insurance expense of $205,000 for the year ended December 31, 2017, as compared to the year ended December 31, 2016.

Asset Quality

Loan quality remained sound with non-performing loans totaling $1.3 million, or 0.10% of total loans outstanding as of December 31, 2017. The allowance for loan losses was $15.3 million, or 1.13% of total loans outstanding at December 31, 2017, as compared to $15.3 million, or 1.16% of total loans outstanding at year end 2016.

Income Taxes

In accordance with the Tax Cuts and Jobs Act of 2017, the Company re-measured its net deferred tax assets which resulted in a one-time non-cash write-down of its net deferred tax assets and recognized an additional income tax expense of $3.9 million for the year ended December 31, 2017. The effective tax rate was 86.9% for the quarter ended December 31, 2017, as compared to 34.9% for the quarter ended December 31, 2016. For the year ended December 31, 2017, the effective tax rate was 47.4%, as compared to 33.6% for the year ended December 31, 2016. Removing the impact of the charge for the change in tax law, the effective tax rate would have been 34.1% for the quarter ended December 31, 2017 and 33.7% for the year ended December 31, 2017. Additionally, the Company recognized $221,000 of tax benefit resulting from the adoption of new accounting guidance for share-based payments during 2017.

Dividend

On January 22, 2018, the Company’s Board of Directors declared a quarterly cash dividend of $0.48 per share, which is payable on February 22, 2018 to shareholders of record as of the close of business on February 8, 2018. This represents an increase of $0.02 per share, as compared to $0.46 per share declared during the first quarter of 2017.

About Cambridge Bancorp

Cambridge Bancorp, the parent company of Cambridge Trust Company, is based in Cambridge, Massachusetts. Cambridge Trust Company is a 127-year-old Massachusetts chartered commercial bank with $1.9 billion in assets and 11 Massachusetts locations in Cambridge, Boston, Belmont, Concord, Lexington, and Weston. Cambridge Trust Company is one of New England’s leaders in wealth management with $3.1 billion in client assets under management and administration. The Wealth Management group maintains offices in Boston, Massachusetts and Concord, Manchester and Portsmouth, New Hampshire.

The accompanying unaudited condensed interim and annual consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Registration Statement on Form 10, which is posted in the investor relations section of our website at www.cambridgetrust.com.

Forward-looking Statements

Certain statements herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are intended to take advantage of the “safe harbor” provisions of the PSLRA. These statements are based on the beliefs and assumptions of management of the Company and its subsidiaries and on the information available to management at the time that these statements were made. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions. As a result, actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Such statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “forecast,” “estimate,” “intend,” “will,” “would,” “should,” “could,” “may,” or similar words. There are a number of factors, many of which are beyond the Company’s control that could cause actual conditions, events or results to differ materially from those in the forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes in the interest rate environment, unfavorable or less than favorable changes in general economic conditions (nationally or regionally), our ability to continue to increase loans and deposit growth, increased competitive pressures among depository and other financial institutions, legislative and regulatory changes that adversely affect the businesses in which the Company is engaged, changes in the securities market, and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Readers should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events, or otherwise, except as may be required by law.

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED QUARTERLY RESULTS

December 31, 2017

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
	(dollar amounts in thousands, except per share data)

Interest and Dividend Income	$15,744	$14,663	$61,191	$57,028
Interest Expense	970	763	3,587	3,355
Net Interest and Dividend Income	14,774	13,900	57,604	53,673
Provision for (Release of) Loan Losses	2	(206)	362	132
Noninterest Income	7,575	7,278	30,224	28,661
Noninterest Expense	15,012	14,595	59,292	56,750
Income Before Taxes	7,335	6,789	28,174	25,452
Income Taxes	6,371	2,366	13,358	8,556
Net Income	$964	$4,423	$14,816	$16,896

Data Per Common Share:
Basic Earnings Per Share	$0.24	$1.10	$3.64	$4.19
Diluted Earnings Per Share	$0.23	$1.08	$3.61	$4.15
Dividends Declared Per Share	$0.47	$0.46	$1.86	$1.84

Avg. Common Shares Outstanding:
Basic	4,038,948	3,995,495	4,030,530	3,990,343
Diluted	4,073,707	4,034,687	4,065,754	4,028,944

Selected Operating Ratios:
Net Interest Margin, FTE	3.26%	3.24%	3.25%	3.21%
Cost of Funds	0.21%	0.17%	0.20%	0.20%
Cost of Interest Bearing Liabilities	0.31%	0.25%	0.29%	0.29%
Cost of Deposits	0.22%	0.18%	0.19%	0.20%
Return on Average Assets	0.20%	0.97%	0.79%	0.95%
Return on Average Equity	2.61%	12.94%	10.47%	12.77%
Efficiency Ratio	67.17%	68.92%	67.51%	68.93%

			December 31,	December 31,
			2017	2016

Total Assets			$1,949,934	$1,848,999
Total Loans			1,350,899	1,320,154
Non-Performing Loans			1,298	1,676
Allowance for Loan Losses			15,320	15,261
Allowance to Total Loans			1.13%	1.16%
Total Deposits			1,775,400	1,686,038
Total Shareholders’ Equity			147,957	134,671
Wealth Management AUM			$2,971,322	$2,572,760
Wealth Management AUM & AUA			$3,085,669	$2,689,103
Book Value Per Share			$36.24	$33.36

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 31, 2016
	(dollars in thousands, except par value)
Assets
Cash and cash equivalents	$103,591	$54,050
Investment securities
Available for sale, at fair value (amortized cost $208,911 and $329,726, respectively)	205,017	325,641
Held to maturity, at amortized cost (fair value $233,554 and $83,755, respectively)	232,188	82,502
Total investment securities	437,205	408,143
Loans held for sale, at lower of cost or fair value	-	6,506
Loans
Residential mortgage	538,920	534,404
Commercial mortgage	633,649	616,140
Home equity	74,444	75,051
Commercial & Industrial	65,295	59,706
Consumer	38,591	34,853
Total loans	1,350,899	1,320,154
Less: allowance for loan losses	(15,320)	(15,261)
Net loans	1,335,579	1,304,893
Stock in FHLB of Boston, at cost	4,242	4,098
Bank owned life insurance	31,083	30,499
Banking premises and equipment, net	9,310	10,451
Deferred income taxes, net	8,273	13,693
Accrued interest receivable	5,128	4,627
Other assets	15,523	12,039
Total assets	$1,949,934	$1,848,999
Liabilities
Deposits
Demand	$493,613	$472,923
Interest bearing checking	462,957	430,706
Money market	69,259	72,057
Savings	589,741	539,190
Certificates of deposit	159,830	171,162
Total deposits	1,775,400	1,686,038
Short-term borrowings	—	—
Long-term borrowings	3,579	3,746
Other liabilities	22,998	24,544
Total liabilities	1,801,977	1,714,328
Shareholders’ Equity
Common stock, par value $1.00; Authorized 10,000,000 shares; Outstanding: 4,082,188 shares and 4,036,879 shares, respectively	4,082	4,037
Additional paid-in capital	35,663	33,253
Retained earnings	114,093	107,262
Accumulated other comprehensive loss	(5,881)	(9,881)
Total shareholders’ equity	147,957	134,671
Total liabilities and shareholders’ equity	$1,949,934	$1,848,999

CAMBRIDGE BANCORP AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(dollars in thousands, except share data)
Interest and dividend income
Interest on taxable loans	$13,272	$12,557	$51,238	$48,353
Interest on tax-exempt loans	105	122	496	415
Interest on taxable investment securities	1,559	1,251	6,321	5,230
Interest on tax-exempt investment securities	634	666	2,600	2,737
Dividends on FHLB of Boston stock	53	47	245	179
Interest on overnight investments	121	20	291	114
Total interest and dividend income	15,744	14,663	61,191	57,028
Interest expense
Interest on deposits	942	734	3,125	3,260
Interest on borrowed funds	28	29	462	95
Total interest expense	970	763	3,587	3,355
Net interest and dividend income	14,774	13,900	57,604	53,673
Provision for loan losses	2	(206)	362	132
Net interest and dividend income after provision for loan losses	14,772	14,106	57,242	53,541
Noninterest income
Wealth management revenue	5,952	5,363	23,029	20,389
Deposit account fees	755	788	3,142	2,922
ATM/Debit card income	303	288	1,182	1,140
Bank owned life insurance income	136	138	584	612
(Loss) gain on disposition of investment securities	—	—	(3)	438
Gain on loans held for sale	31	325	355	916
Loan related derivative income	133	132	780	1,323
Other income	265	244	1,155	921
Total noninterest income	7,575	7,278	30,224	28,661
Noninterest expense
Salaries and employee benefits	9,496	9,098	36,707	34,529
Occupancy and equipment	2,178	2,302	9,114	9,331
Data processing	1,126	1,280	4,956	5,024
Professional services	724	537	3,374	2,394
Marketing	522	318	1,620	1,706
FDIC Insurance	163	206	629	834
Other expenses	803	854	2,892	2,932
Total noninterest expense	15,012	14,595	59,292	56,750
Income before income taxes	7,335	6,789	28,174	25,452
Income tax expense	6,371	2,366	13,358	8,556
Net income	$964	$4,423	$14,816	$16,896
Share data
Weighted average number of shares outstanding, basic	4,038,948	3,995,495	4,030,530	3,990,343
Weighted average number of shares outstanding, diluted	4,073,707	4,034,687	4,065,754	4,028,944
Basic earnings per share	$0.24	$1.10	$3.64	$4.19
Diluted earnings per share	$0.23	$1.08	$3.61	$4.15

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	Three Months Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,335,652	$13,272	3.94%	$1,304,703	$12,557	3.83%
Tax-exempt	12,502	163	5.17	19,084	188	3.92
Securities available for sale (3)
Taxable	212,230	853	1.59	316,235	1,242	1.56
Securities held to maturity
Taxable	140,040	706	2.00	777	9	4.61
Tax-exempt	80,057	975	4.83	82,897	1,025	4.92
Cash and due from banks	60,111	121	0.80	31,074	20	0.26
Total interest-earning assets (4)	1,840,592	16,090	3.47%	1,754,770	15,041	3.41%
Non interest-earning assets	72,940			72,837
Allowance for loan losses	(15,511)			(15,520)
Total assets	$1,898,021			$1,812,087
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$389,305	$47	0.05%	$376,588	$16	0.02%
Savings accounts	613,847	506	0.33	544,596	316	0.23
Money market accounts	62,503	24	0.15	81,865	31	0.15
Certificates of deposit	161,286	365	0.90	177,822	371	0.83
Total interest-bearing deposits	1,226,941	942	0.30	1,180,871	734	0.25
Other borrowed funds	6,708	28	1.66	11,421	29	1.01
Total interest-bearing liabilities	1,233,649	970	0.31%	1,192,292	763	0.25%
Non-interest-bearing liabilities
Demand deposits	490,618			460,117
Other liabilities	27,328			23,663
Total liabilities	1,751,595			1,676,072
Shareholders’ equity	146,426			136,015
Total liabilities & shareholders’ equity	$1,898,021			$1,812,087
Net interest income on a fully taxable equivalent basis		15,120			14,278
Less taxable equivalent adjustment		(399)			(425)
Net interest income		$14,721			$13,853
Net interest spread (5)			3.16%			3.16%
Net interest margin (6)			3.26%			3.24%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 35%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

CAMBRIDGE BANCORP AND SUBSIDIARIES

MARGIN & YIELD ANALYSIS

	For the Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)
	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$1,318,284	$51,238	3.89%	$1,249,205	$48,353	3.87%
Tax-exempt	15,057	764	5.07	15,973	638	3.99
Securities available for sale (3)
Taxable	248,787	4,011	1.61	334,292	5,184	1.55
Securities held to maturity
Taxable	111,452	2,310	2.07	979	46	4.70
Tax-exempt	81,528	4,000	4.91	82,797	4,211	5.09
Cash and due from banks	41,888	291	0.69	35,895	114	0.32
Total interest-earning assets (4)	1,816,996	62,614	3.45%	1,719,141	58,546	3.41%
Non interest-earning assets	73,532			73,559
Allowance for loan losses	(15,392)			(15,371)
Total assets	$1,875,136			$1,777,329
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits
Checking accounts	$394,132	$131	0.03%	$365,946	$82	0.02%
Savings accounts	571,659	1,457	0.25	538,297	1,567	0.29
Money market accounts	68,891	103	0.15	79,409	131	0.16
Certificates of deposit	166,410	1,434	0.86	176,550	1,480	0.84
Total interest-bearing deposits	1,201,092	3,125	0.26	1,160,202	3,260	0.28
Other borrowed funds	36,074	462	1.28	7,489	95	1.27
Total interest-bearing liabilities	1,237,166	3,587	0.29%	1,167,691	3,355	0.29%
Non-interest-bearing liabilities
Demand deposits	470,871			454,977
Other liabilities	25,611			22,394
Total liabilities	1,733,648			1,645,062
Shareholders’ equity	141,488			132,267
Total liabilities & shareholders’ equity	$1,875,136			$1,777,329
Net interest income on a fully taxable equivalent basis		59,027			55,191
Less taxable equivalent adjustment		(1,668)			(1,697)
Net interest income		$57,359			$53,494
Net interest spread (5)			3.16%			3.12%
Net interest margin (6)			3.25%			3.21%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 35%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Average balances of securities available for sale calculated utilizing amortized cost.
(4)	Federal Home Loan Bank stock balance and dividend income is excluded from interest-earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)	Net interest margin represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.